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                                                                      EXHIBIT 23



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-36432) pertaining to the Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan - 1987 and (Form S-8 No. 33-1706) pertaining to the Officers, Directors and Key Employee Incentive Plan and in the related Prospectuses, of our report dated August 23, 1996, with respect to the consolidated financial statements of Gish Biomedical, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1996.




Orange County, California
September 27, 1996                           /s/ ERNST & YOUNG LLP